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                                                                     EXHIBIT 5.1


                                 June 1, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 10549

Ladies and Gentlemen:

        I am the Executive Vice President and General Counsel of American Express Company, A New York corporation (the "Corporation"), and, in that capacity, have acted as counsel for the Corporation in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") relating to $500,000,000 principal amount of Junior Subordinated Deferrable Interest Debentures (the "Debt Securities") of the Corporation, $500,000,000 aggregate liquidation amount of Capital Securities (the "Capital Securities"), of American Express Company Capital Trust I and American Express Company Capital Trust II, each of which is a Delaware statutory business trust (each, a "Trust"), and the Guarantees with respect to the Capital Securities (the "Guarantees") to be executed and delivered by the Corporation for the benefit of the holders from time to time of the Capital Securities. This opinion is being furnished pursuant to the requirements of Form S=3 and Item 601 of Regulation S-K under the Securities Act of 1993, as amended.

        In furnishing this opinion, I, or attorneys under my supervision, have examined (i) the Registration Statement, as well as the prospectus included therein (the "Prospectus"), filed with the Securities and Exchange Commission, in connection with which this opinion is to be filed as an Exhibit, (ii) the Indenture with respect to the Debt Securities, (iii) the forms of the Guarantee Agreements under which the Guarantees will be created, (iv) the forms of the Amended and Restated Trust Agreements of the Trusts and (v) such other documents, legal opinions and precedents, corporate and other records of the Corporation and certificates of public officials and officers of the Corporation as I have deemed necessary or appropriate to provide a basis for the opinions set forth herein. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies.

        Based upon the foregoing I am of the opinion that:



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        1.  The Corporation has been duly incorporated and is validly existing as a corporation under the laws of the State of New York;

        2. The Registration Statement has been duly authorized by all necessary corporate action of the Corporation;

        3.  When;

             (i) the Registration Statement relating to the Debt Securities, the Capital Securities and the Guarantees has become effective under the Act;

             (ii) the Guarantee Agreement relating to the Guarantee with respect to the Capital Securities of a Trust has been duly executed and delivered;

             (iii) The Amended and Restated Trust Agreement of such Trust has been duly executed and delivered;

             (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Corporation;

             (v) the terms of the Capital Securities of such Trust and of their issuance and sale have been duly established in conformity with the Amended and Restated Trust Agreement of such Trust so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon such Trust and so as to comply with any requirement or restriction imposed by any court or government body having jurisdiction over such Trust;

             (vi) the Debt Securities have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Registration Statement; and

             (vii) the Capital Securities have been duly executed and authenticated in accordance with the Amended and Restated Agreement of such Trust and issued

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and sold as contemplated in the Registration Statement,

the Debt Securities and the Guarantee relating to the Capital Securities of such Trust will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

        I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of my name in each of the Prospectus and Prospectus Supplement therein under the heading "Validity of Securities". By giving such consent, I do not thereby admit that I am within the category of persons whose consents are required under Section 7 of the Securities Act of 1933, as amended.

                                        Very truly yours,

                                        /s/ Louise M. Parent

                                        Louise M. Parent
                                        Executive Vice President
                                        and General Counsel